UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 8, 2010

CHINA EXECUTIVE EDUCATION CORP.
 (Exact name of registrant as specified in its charter)

Nevada	000-54086	75-3268300
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Hangzhou MYL Business Administration Consulting Co. Ltd.
Room 307, Hualong Business Building,
110 Moganshan Road, Hangzhou, P.R.China 310005
(Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code:   (86) 0571-8880-8109

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of October 8, 2010, the Board of Directors (the “Board”) of China Executive Education Corp. (the “Company”) appointed Hongmiao Chen, Tony Ho, Pokai Hsu, and Hongbo Shen to serve as directors of the Company.

Ms. Chen, age 50, currently serves as the general manager of Shanghai Da Ketang Tea Corporation.  She has held this position since May 2005.  Ms. Chen entered into an independent director’s agreement with the Company, dated October 8, 2010, pursuant to which the Company agreed to pay RMB 36,000 (approximately $5,390) in annual compensation for her services.  Ms. Chen also serves as a member of the Audit Committee of the Board.

Mr. Ho, age 36, has served as a project director and consultant for various companies including Miracle Works Media Corporation, Power Source Energy Co., Ltd., Solar Focus, Atomtech Energy & Industrials Co., Ltd., Pealinux International, Kent Periscope, Ltd., StarBio Technology Co., Ltd., Headwin Technology Co., Ltd., King Polyechnic Engineering Co., Ltd., the SYSCOM Group, EGuider Digital Technology Consulting Limted and the Corporate Synergy Development Center.  Mr. Ho also has served as the Information Officer Assistant Manager and Assistant Manager of the Information Technology Group of Taishin Bank International Bank.  Mr. Ho entered into an independent director’s agreement with the Company, dated October 8, 2010, pursuant to which the Company agreed to pay RMB 36,000 (approximately $5,390) in annual compensation for his services.  Mr. Ho also serves as a member of the Audit Committee of the Board.

Mr. Shen, age 30, currently serves as an Associate Professor at Fudan University.  Prior to this position, Mr. Shen was a research fellow at Tsinghua University.  Mr. Shen holds a Ph.D. in Accounting and is certified by the Association of Chartered Certified Accountants.  Mr. Shen entered into an independent director’s agreement with the Company, dated October 8, 2010, pursuant to which the Company agreed to pay RMB 60,000 (approximately $8,990) in annual compensation for his services as a director and as the Chair of the Audit Committee of the Board.

Mr. Hsu, age 38, currently serves as the Company’s Chief Operating Officer.  He has held this position since February 12, 2010.  Mr. Hsu joined Asia Magic Your Life Group in 2003.  From 2002 to 2003, Mr. Hsu served as the general manager at Beijing Hongyuan Yingtong Cultural Press Co., Ltd.  Prior to that, Mr. Hsu worked for two years as the chief consultant at Du Yunsheng Consulting Co., Ltd.  Mr. Hsu has given over 2,300 lectures in the last 8 years to audiences of over 200,000 people.  In 2006, his bestseller, How to Be No.1 in China, broke the Guinness world record on the number of book sales at a signing event.  Mr. Hsu receives compensation for his service as the Company’s Chief Operating Officer.  However, he will not receive any additional compensation for his service as a director of the Company.

No family relationships exist between these new directors and any director or executive officer of the Company.  There is no arrangement or understanding pursuant to which these new directors were appointed as a director of the Company, and there are no related party transactions between these new directors and the Company reportable under Item 404(a) of Regulation S-K.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits

Exhibit 10.1	Form of Independent Director Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA EXECUTIVE EDUCATION CORP. Dated: October 8, 2010

By	/s/ Kaien Liang
Name: Kaien Liang Title: Chairman and Chief Executive Officer

EXHIBIT INDEX
Form 8-K

Filed
Exhibit No.	Description	Herewith	By Reference

10.1	Form of Independent Director Agreement.	X